Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
Achieves Strong Cash Flow and Disciplined Capital Allocation

GREENVILLE, SC -- August 27, 2024 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the fourth quarter and fiscal year ended June 30, 2024. All results in this release reflect continuing operations only unless otherwise noted.

	Fourth Quarter Summary			Fiscal Year Summary
	Q4 FY24	Q4 FY23	Change	FY24	FY23	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$746,113	$947,149	-21.2%	$3,259,809	$3,787,721	-13.9%
Gross profit	$97,315	$108,659	-10.4%	$399,052	$449,239	-11.2%
Gross profit margin %	13.04%	11.47%	157bp	12.24%	11.86%	38bp
Operating income	$21,871	$27,289	-19.9%	$90,324	$135,886	-33.5%
GAAP net income	$16,097	$17,095	-5.8%	$77,060	$88,092	-12.5%
GAAP diluted EPS	$0.64	$0.68	-5.9%	$3.06	$3.47	-11.8%
Operating cash flow	$54,738	$(15,261)	n/m	$371,647	$(35,769)	n/m
Select Non-GAAP measures*:
Adjusted EBITDA	$34,181	$40,199	-15.0%	$140,654	$179,943	-21.8%
Adjusted EBITDA margin %	4.58%	4.24%	34bp	4.31%	4.75%	-44bp
Non-GAAP net income	$19,921	$19,213	3.7%	$77,670	$97,688	-20.5%
Non-GAAP diluted EPS	$0.80	$0.76	5.3%	$3.08	$3.85	-20.0%
Free cash flow	$53,468	$(18,692)	n/m	$363,092	$(45,748)	n/m
n/m - not meaningful
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

"Our results for the year reflect a soft demand environment; however, we delivered strong margins and robust cash flow," said Mike Baur, Chair and CEO, ScanSource, Inc. "We are executing well on our capital allocation plan to invest in strategic acquisitions and share repurchases. Earlier this month, we announced two acquisitions of higher margin, recurring revenue businesses and are excited to welcome the Resourcive and Advantix teams to ScanSource."

Quarterly Results

Net sales for the fourth quarter of fiscal year 2024 totaled $746.1 million, down 21.2% year-over-year. Specialty Technology Solutions net sales for the fourth quarter decreased 13.7% year-over-year to $484.7 million from softer demand in a more cautious technology spending environment. Modern Communications & Cloud net sales for the fourth quarter decreased 32.2% year-over-year to $261.4 million from lower sales volumes in communications hardware and Cisco products. Intelisys net sales for the fourth quarter increased 6.2% year-over-year.

Gross profit for the fourth quarter of fiscal year 2024 decreased 10.4% year-over-year to $97.3 million with a gross profit margin of 13.04% versus 11.47% in the prior-year quarter. The gross profit margin reflects a higher contribution of Intelisys revenue in our overall revenue mix, which is recorded on a net basis and therefore contributes to a higher gross profit margin.

For the fourth quarter of fiscal year 2024, operating income was $21.9 million compared to $27.3 million in the prior-year quarter. Fourth quarter fiscal year 2024 non-GAAP operating income decreased to $26.0 million, down from $32.8 million for the prior-year quarter.

On a GAAP basis, net income for the fourth quarter of fiscal year 2024 totaled $16.1 million, or $0.64 per diluted share, compared to net income of $17.1 million, or $0.68 per diluted share, for the prior-year quarter. Fourth quarter fiscal year 2024 non-GAAP net income totaled $19.9 million, or $0.80 per diluted share, up from $19.2 million, or $0.76 per diluted share, for the prior-year quarter. Interest expense for the quarter decreased to $2.1 million, down from $5.6 million for the prior-year quarter, reflecting lower borrowings.

On a non-GAAP basis, adjusted EBITDA for the fourth quarter of fiscal year 2024 decreased 15.0% to $34.2 million, or 4.58% of net sales, compared to $40.2 million, or 4.24% of net sales, for the prior-year quarter.

Full-Year Results

For fiscal year 2024, net sales decreased 13.9% to $3.3 billion. Fiscal year 2024 net sales in the Specialty Technology Solutions segment decreased 14.3% to $2.0 billion from softer demand in a more cautious technology spending environment. Fiscal year 2024 net sales in the Modern Communications & Cloud segment decreased 13.4% year-over-year to $1.3 billion from lower sales volumes in communications hardware and Cisco products. The fiscal year 2024 net billings attributable to Intelisys increased to approximately $2.67 billion, and Intelisys net sales for fiscal 2024 increased 6.6% over the prior year.

Gross profit for fiscal year 2024 totaled $399.1 million, down 11.2% year-over-year. The decrease is primarily due to lower sales volume compared to the prior year. Gross profit margin increased to 12.2%, up from 11.9% in the prior year. The gross profit margin reflects a higher contribution of Intelisys revenue in our overall revenue mix, which is recorded on a net basis and therefore contributes to a higher gross profit margin.

For the fiscal year ended June 30, 2024, operating income decreased to $90.3 million from $135.9 million in the prior year. Fiscal year 2024 non-GAAP operating income decreased to $110.4 million down from $151.1 million for the prior year.

On a GAAP basis, net income for the fiscal year ended June 30, 2024 totaled $77.1 million, or $3.06 per diluted share, compared to net income of $88.1 million, or $3.47 per diluted share for the prior year. Fiscal year 2024 non-GAAP net income totaled $77.7 million, or $3.08 per diluted share, compared to $97.7 million, or $3.85 per diluted share for the prior year. Interest expense decreased to $13.0 million, down from $19.8 million for the prior year, reflecting lower borrowings.

Adjusted EBITDA for the fiscal year ended June 30, 2024 decreased to $140.7 million, or 4.31% of net sales, compared to $179.9 million, or 4.75% of net sales, for the prior year.

ScanSource generated $371.6 million of operating cash flow and $363.1 million of free cash flow (non-GAAP) for fiscal year 2024.

Acquisition of Resourcive

On August 8, 2024, ScanSource announced the acquisition of Resourcive, a leading technology advisor. Founded in 2001 in Pelham, NY, Resourcive delivers strategic IT sourcing solutions to the mid-market and enterprise, advising clients on value creation strategies that are enabled by technology. Starting with the acquisition of Resourcive, ScanSource is creating the advisory channel model of the future. This business is separate from ScanSource’s Intelisys business, the industry’s leading technology services distributor. The acquisition closed on August 8, 2024, and the terms of the agreement were not disclosed.

Acquisition of Advantix

On August 15, 2024, ScanSource announced the acquisition of Advantix, a VAR-focused, managed connectivity experience provider specializing in wireless enablement solutions. Founded in 2001 in Frisco, Texas, Advantix allows hardware VARs to expand their mobility solutions and build their recurring revenue business. The Advantix acquisition is the launching point for ScanSource’s new Integrated Solutions Group (ISG). The ISG is focused on developing solutions and services that provide hardware VARs the opportunity to wrap additional value around their hardware offerings. The acquisition closed on August 15, 2024, and the terms of the agreement were not disclosed.

Annual Financial Outlook for Fiscal Year 2025

The following guidance is based on ScanSource's current expectations for the full fiscal year ended June 30, 2025.

FY25 Annual Outlook
Net sales	$3.1 billion to $3.5 billion
Adjusted EBITDA (non-GAAP)	$140 million to $160 million
Free cash flow (non-GAAP)	At least $70 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially. ScanSource does not provide a reconciliation for its non-GAAP outlook on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.
Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, August 27, 2024, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY25 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement ScanSource's growth strategy, credit risks involving ScanSource's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major customers, relationships with key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers and customers, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2024. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, gain/loss on sale of business, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, software as a service (SaaS), connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of mobility and barcode, point-of-sale (POS), payments, networking, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2024 Best Places to Work in South Carolina and on FORTUNE magazine’s 2024 List of World’s Most Admired Companies. ScanSource ranks #817 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	June 30, 2024*	June 30, 2023*
Assets
Current assets:
Cash and cash equivalents	$185,460	$36,178
Accounts receivable, less allowance of $20,684 at June 30, 2024 and $15,480 at June 30, 2023	581,523	753,236
Inventories	512,634	757,574
Prepaid expenses and other current assets	125,082	110,087
Total current assets	1,404,699	1,657,075
Property and equipment, net	33,501	37,379
Goodwill	206,301	216,706
Identifiable intangible assets, net	37,634	68,495
Deferred income taxes	19,902	17,764
Other non-current assets	76,995	70,750
Total assets	$1,779,032	$2,068,169
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$587,984	$691,119
Accrued expenses and other current liabilities	65,616	78,892
Income taxes payable	7,895	9,875
Current portion of long-term debt	7,857	6,915
Total current liabilities	669,352	786,801
Deferred income taxes	—	3,816
Long-term debt, net of current portion	136,149	144,006
Borrowings under revolving credit facility	50	178,980
Other long-term liabilities	49,226	49,268
Total liabilities	854,777	1,162,871
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 24,243,848 and 24,844,203 shares issued and outstanding at June 30, 2024 and June 30, 2023, respectively	26,370	58,241
Retained earnings	1,013,738	936,678
Accumulated other comprehensive loss	(115,853)	(89,621)
Total shareholders’ equity	924,255	905,298
Total liabilities and shareholders’ equity	$1,779,032	$2,068,169

*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30, 2024		Fiscal Year Ended June 30,
	2024	2023	2024*	2023*
Net sales	$746,113	$947,149	$3,259,809	$3,787,721
Cost of goods sold	648,798	838,490	2,860,757	3,338,482
Gross profit	97,315	108,659	399,052	449,239
Selling, general and administrative expenses	68,498	74,358	277,428	285,695
Depreciation expense	2,770	2,827	11,219	10,912
Intangible amortization expense	3,741	4,185	15,723	16,746
Restructuring and other charges	435	—	4,358	—
Operating income	21,871	27,289	90,324	135,886
Interest expense	2,084	5,564	13,031	19,786
Interest income	(3,285)	(2,085)	(9,381)	(7,414)
Loss (gain) on sale of business	378	—	(14,155)	—
Other expense, net	(3)	348	988	1,664
Income before income taxes	22,697	23,462	99,841	121,850
Provision for income taxes	6,600	6,367	22,781	33,758
Net income from continuing operations	16,097	17,095	77,060	88,092
Net income from discontinued operations	—	1,717	—	1,717
Net income	$16,097	$18,812	$77,060	$89,809

Per share data:
Net income from continuing operations per common share, basic	$0.66	$0.69	$3.10	$3.50
Net income from discontinued operations per common share, basic	—	0.07	—	0.07
Net income per common share, basic	$0.66	$0.76	$3.10	$3.57
Weighted-average shares outstanding, basic	24,524	24,883	24,868	25,142

Net income from continuing operations per common share, diluted	$0.64	$0.68	$3.06	$3.47
Net income from discontinued operations per common share, diluted	—	0.07	—	0.07
Net income per common share, diluted	$0.64	$0.75	$3.06	$3.54
Weighted-average shares outstanding, diluted	25,046	25,139	25,222	25,362

*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024*	2023*
Cash flows from operating activities:
Net income	$16,097	$17,095	$77,060	$88,092
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of business	378	—	(14,155)	—
Depreciation and amortization	6,792	7,256	28,009	28,614
Amortization of debt issue costs	96	96	386	577
Provision for doubtful accounts	2,454	933	8,317	2,785
Share-based compensation	1,808	2,586	9,537	11,219
Deferred income taxes	(907)	(2,905)	(2,472)	(1,496)
Finance lease interest	30	12	101	44
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,510)	(64,020)	138,264	(17,368)
Inventories	12,279	(2,057)	239,157	(138,313)
Prepaid expenses and other assets	10,359	(6,526)	(17,804)	32,653
Other non-current assets	(16,711)	(5,810)	(10,689)	(7,582)
Accounts payable	39,693	30,061	(78,167)	(30,656)
Accrued expenses and other liabilities	(15,210)	2,587	(3,872)	(14,195)
Income taxes payable	3,090	5,431	(2,025)	9,857
Net cash provided by (used in) operating activities	54,738	(15,261)	371,647	(35,769)
Cash flows from investing activities:
Capital expenditures	(1,270)	(3,431)	(8,555)	(9,979)
Proceeds from sale of business, net of cash transferred	(378)	1,717	17,600	1,717
Net cash provided by (used in) investing activities	(1,648)	(1,714)	9,045	(8,262)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	16,813	627,257	1,259,728	2,499,166
Repayments on revolving credit, net of expenses	(16,763)	(607,470)	(1,438,658)	(2,456,025)
Repayments on long-term debt, net	(1,875)	(938)	(6,915)	15,590
Borrowings (repayments) on finance lease obligation	(379)	23	(964)	(589)
Debt issuance costs	—	—	—	(1,407)
Exercise of stock options	186	57	4,813	910
Taxes paid on settlement of equity awards	(81)	(30)	(2,876)	(2,463)
Common stock repurchased	(21,727)	(4,933)	(42,895)	(15,651)
Net cash (used in) provided by financing activities	(23,826)	13,966	(227,767)	39,531
Effect of exchange rate changes on cash and cash equivalents	(2,854)	1,813	(3,643)	2,691
Increase in cash and cash equivalents	26,410	(1,196)	149,282	(1,809)
Cash and cash equivalents at beginning of period	159,050	37,374	36,178	37,987
Cash and cash equivalents at period end	$185,460	$36,178	$185,460	$36,178

*Derived from audited financial statements.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	12.7%	12.9%	12.4%	14.6%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$16,097	$17,095	$77,060	$88,092
Plus: Interest expense	2,084	5,564	13,031	19,786
Plus: Income taxes	6,600	6,367	22,781	33,758
Plus: Depreciation and amortization	6,792	7,255	28,009	28,614
EBITDA (non-GAAP)	31,573	36,281	140,881	170,250
Plus: Tax recovery (b)	(657)	(128)	(2,558)	(2,986)
Plus: Share-based compensation	1,808	2,586	9,537	11,219
Plus: Cyberattack restoration costs	141	1,460	874	1,460
Plus: Acquisition and divestiture costs	503	—	1,717	—
Plus: Restructuring costs	435	—	4,358	—
Plus: Gain on sale of business	378	—	(14,155)	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$34,181	$40,199	$140,654	$179,943

Invested Capital Calculations:
Equity – beginning of the period	$944,053	$878,895	$905,298	$806,528
Equity – end of the period	924,255	905,298	924,255	905,298
Plus: Share-based compensation, net	1,350	1,921	7,120	8,326
Plus: Cyberattack restoration costs, net	106	1,092	655	1,092
Plus: Acquisition and divestiture costs	503	—	1,717	—
Plus: Restructuring, net of tax	327	—	3,262	—
Plus: Discontinued operations net income	—	(1,717)	—	(1,717)
Plus: Tax recovery, net	(278)	(2,100)	(2,566)	(3,985)
Plus: Gain on sale of business	378	—	(14,155)	—
Average equity	935,347	891,695	912,793	857,771
Average funded debt (c)	146,121	361,792	220,528	372,235
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,081,468	$1,253,487	$1,133,321	$1,230,006

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 91 days in the current and prior-year quarter.
(b) Recovery of prior period withholding taxes in Brazil.
(c) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2024	2023	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$484,710	$561,501	(13.7)%
Foreign exchange impact (a)	1,099	—
Non-GAAP net sales	$485,809	$561,501	(13.5)%

Modern Communications & Cloud:
Net sales, reported	$261,403	$385,648	(32.2)%
Foreign exchange impact (a)	3,635	—
Less: Divestitures	—	(2,403)
Non-GAAP net sales	$265,038	$383,245	(30.8)%

Consolidated:
Net sales, reported	$746,113	$947,149	(21.2)%
Foreign exchange impact (a)	4,734	—
Less: Divestitures	—	(2,403)
Non-GAAP net sales	$750,847	$944,746	(20.5)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2023.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Fiscal year ended June 30,
	2024	2023	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$1,998,636	$2,331,030	(14.3)%
Foreign exchange impact (a)	(1,341)	—
Non-GAAP net sales	$1,997,295	$2,331,030	(14.3)%

Modern Communications & Cloud:
Net sales, reported	$1,261,173	$1,456,691	(13.4)%
Foreign exchange impact (a)	(8,542)	—
Less: Divestitures	(3,747)	(9,140)
Non-GAAP net sales	$1,248,884	$1,447,551	(13.7)%

Consolidated:
Net sales, reported	$3,259,809	$3,787,721	(13.9)%
Foreign exchange impact (a)	(9,883)	—
Less: Divestitures	(3,747)	(9,140)
Non-GAAP net sales	$3,246,179	$3,778,581	(14.1)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2024 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2023.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2024	2023	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$663,542	$854,521	(22.3)%

International:
Net sales, reported	$82,571	$92,628	(10.9)%
Foreign exchange impact(a)	4,734	—
Less: Divestitures	—	(2,403)
Non-GAAP net sales	$87,305	$90,225	(3.2)%

Consolidated:
Net sales, reported	$746,113	$947,149	(21.2)%
Foreign exchange impact(a)	4,734	—
Less: Divestitures	—	(2,403)
Non-GAAP net sales	$750,847	$944,746	(20.5)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2023.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Fiscal year ended June 30,
	2024	2023	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,921,172	$3,432,074	(14.9)%

International:
Net sales, reported	$338,637	$355,647	(4.8)%
Foreign exchange impact(a)	(9,883)	—
Less: Divestitures	(3,747)	(9,140)
Non-GAAP net sales	$325,007	346,507	(6.2)%

Consolidated:
Net sales, reported	$3,259,809	$3,787,721	(13.9)%
Foreign exchange impact(a)	(9,883)	—
Less: Divestitures	(3,747)	(9,140)
Non-GAAP net sales	$3,246,179	$3,778,581	(14.1)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2024 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2023.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)
Free Cash Flow:

	Quarter ended June 30,		Fiscal year ended June 30,
	2024	2023	2024	2023
GAAP operating cash flow	$54,738	$(15,261)	$371,647	$(35,769)
Less: Capital Expenditures	(1,270)	(3,431)	(8,555)	(9,979)
Free cash flow (non-GAAP)	$53,468	$(18,692)	$363,092	$(45,748)

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended June 30, 2024
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business (b)	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$68,498	$—	$(503)	$(435)	$657	$(141)	$—	$68,076
Operating income	21,871	3,741	503	435	(657)	141	—	26,034
Pre-tax income	22,697	3,741	503	435	(657)	141	378	27,238
Net income	16,097	2,788	503	327	(278)	106	378	19,921
Diluted EPS	$0.64	$0.11	$0.02	$0.01	$(0.01)	$—	$0.02	$0.80

	Quarter ended June 30, 2023
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs	Restructuring costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$74,358	$—	$—	$—	$128	$(1,460)	$—	$73,026
Operating income	27,289	4,185	—	—	(128)	1,460	—	32,806
Pre-tax income	23,462	4,185	—	—	(128)	1,460	—	28,979
Net income	17,095	3,126	—	—	(2,100)	1,092	—	19,213
Diluted EPS	$0.68	$0.12	$—	$—	$(0.08)	$0.04	$—	$0.76

(a) Acquisition and divestiture costs for the fiscal year ended June 30, 2024 are generally nondeductible for tax purposes.

(b) Reflects adjustment to the gain on the sale of the UK-based intY business.

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Year ended June 30, 2024
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business (b)	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$277,428	$—	$(1,717)	$—	$2,558	$(874)	$—	$277,395
Operating income	90,324	15,723	1,717	4,358	(2,558)	874	—	110,438
Pre-tax income	99,841	15,723	1,717	4,358	(2,558)	874	(14,155)	105,800
Net income	77,060	11,697	1,717	3,262	(2,566)	655	(14,155)	77,670
Diluted EPS	$3.06	$0.46	$0.07	$0.13	$(0.10)	$0.03	$(0.56)	$3.08

	Year ended June 30, 2023
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs	Restructuring costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$285,695	$—	$—	$—	$2,986	$(1,460)	$—	$287,221
Operating income	135,886	16,746	—	—	(2,986)	1,460	—	151,106
Pre-tax income	121,850	16,746	—	—	(2,986)	1,460	—	137,070
Net income	88,092	12,489	—	—	(3,985)	1,092	—	97,688
Diluted EPS	$3.47	$0.49	$—	$—	$(0.16)	$0.04	$—	$3.85

(a) Acquisition and divestiture costs for the fiscal year ended June 30, 2024 are generally nondeductible for tax purposes.

(b) Reflects gain on the sale of the UK-based intY business. This transaction resulted in a capital loss for tax purposes. The Company did not record a tax provision on the capital loss since there were no offsetting capital gains.